For Immediate Release

Ferro Announces Settlement of Litigation

CLEVELAND, Ohio – July 20, 2007 – Ferro Corporation (NYSE: FOE) announced today that it has entered into an agreement with the direct purchasers in a class action civil lawsuit related to alleged antitrust violations in the heat stabilizer industry. Although Ferro has decided to bring this matter to a close through settlement, the Company does not admit any of the alleged violations and continues to deny its liability. The settlement agreement must be approved by the United States District Court for the Eastern District of Pennsylvania.

The direct purchasers class action lawsuit was filed along with two other actions after the United States Department of Justice requested documents from the Company in 2003 in connection with its investigation into possible antitrust violations in the heat stabilizer industry. In April 2006, the Department of Justice notified Ferro that it had closed its investigation and that the Company was relieved of any obligation to retain documents that were responsive to the Department of Justice’s earlier document request. Before closing its investigation, the Department of Justice took no action against the Company or any of its current or former employees.

Ferro is vigorously defending the remaining two civil actions alleging antitrust violations in the heat stabilizer industry. In addition, Ferro believes that it has a claim for indemnification by the former owner of Ferro’s heat stabilizer business for the defense of these lawsuits and any resulting payments by Ferro, including the $6.25 million payments to the class of direct purchasers and PolyOne Corporation. As the remaining two actions currently are in their preliminary stages, Ferro cannot determine their outcomes at this time.

As a result of the settlement agreement and as part of Ferro’s second quarter financial results, Ferro will record a $6.25 million reserve for a $5.5 million settlement payment to the direct purchasers and a $750,000 settlement payment to PolyOne Corporation, which opted out of the class of direct purchasers and entered into a separate settlement agreement with Ferro. The settlement agreement with PolyOne Corporation did not require payment until Ferro entered into a settlement agreement with the class of direct purchasers. The impact of the reserve settlement is expected to lower net income per share for the second quarter, ended June 30, 2007, by approximately 10 cents. Previously, Ferro had indicated that it expected to earn approximately 16 to 21 cents per share in the quarter, including 4 cents for charges related to its manufacturing rationalization programs.

About Ferro Corporation

Ferro Corporation is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, solar energy, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Cleveland, Ohio, the Company has approximately 6,700 employees globally and reported sales of $2.0 billion in 2006. Additional information about the Company can be found at www.ferro.com.

Cautionary Note on Forward-Looking Statements

Certain statements in this Ferro press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and often beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include the following:

•	We depend on reliable sources of raw materials and other supplies at a reasonable cost, but availability of such materials and supplies could be interrupted and/or the prices charged for them could escalate.

•	The markets in which we participate are highly competitive and subject to intense price competition.

•	We are striving to improve operating margins through sales growth, price increases, productivity gains and improved purchasing techniques, but we may not be successful in achieving the desired improvements.

•	We are engaged in restructuring programs to improve manufacturing efficiency and reduce costs. If we are not successful in the execution of our restructuring programs, we will not realize the expected cost savings.

•	Our products are sold into industries where demand is unpredictable, cyclical or heavily influenced by consumer spending.

•	The global scope of our operations exposes us to risks related to currency conversion and changing economic, social and political conditions around the world.

•	We have a growing presence in the Asia/Pacific region where it can be difficult for an American company to compete lawfully with local competitors.

•	Regulatory authorities in the U.S., European Union and elsewhere are taking a much more aggressive approach to regulating hazardous materials and those regulations could affect sales of our products.

•	Our operations are subject to stringent environmental, health and safety regulations, and compliance with those regulations could require us to make significant investments.

•	We depend on external financial resources and any interruption in access to capital markets or borrowings could adversely affect our financial condition.

•	Interest rates on some of our external borrowings are variable and our borrowing cost could be affected adversely by interest rate increases.

•	Many of our assets are encumbered by liens that have been granted to lenders and those liens affect our flexibility in making timely dispositions of property and businesses.

•	We are subject to a number of restrictive covenants in our credit facilities and those covenants could affect our flexibility in funding strategic initiatives.

•	We have significant deferred tax assets and our ability to utilize these assets will depend on our future performance.

•	We are a defendant in several lawsuits that could have an adverse effect on our financial condition and/or financial performance, unless they are successfully resolved.

•	Our businesses depend on a continuous stream of new products and failure to introduce new products could affect our sales and profitability.

•	Employee benefit costs, especially post-retirement costs, constitute a significant element of our annual expenses, and funding these costs could adversely affect our financial condition.

•	We are exposed to risks associated with acts of God, terrorists, and others, as well as fires, explosions, wars, riots, accidents, embargoes, natural disasters, strikes and other work stoppages, quarantines and other governmental actions, and other events or circumstances that are beyond the Company’s reasonable control.

Additional information regarding these risk factors can be found in the Company’s Annual Report on Form 10-K for the period ended December 31, 2006.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

# # #

INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com

MEDIA CONTACT:
Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-6202
E-mail: aboodm@ferro.com